Exhibit 10.32

English Translation

Xiaoyun Zhang

and

Chengzi Wu

and

Chengdu Gaishi Network Science and Technology Co., Ltd.

and

Reshuffle Technology (Shanghai) Co., Ltd.

Exclusive Call Option Agreement

in respect of

Chengdu Gaishi Network Science and Technology Co., Ltd.

March 2, 2009

EXCLUSIVE CALL OPTION AGREEMENT

THIS EXCLUSIVE CALL OPTION AGREEMENT (“this Agreement”) is made and entered into in Shanghai, the People’s Republic of China (the “PRC”) as of March 2, 2009 by and among the following Parties:

(1) Xiaoyun Zhang

Identity Card No.: 320219197505027274

(2) Chengzi Wu

Identity Card No.: 510781198110019419

(Xiaoyun Zhang and Chengzi Wu, hereinafter individually and collectively the “Existing Shareholders”)

(3) Chengdu Gaishi Network Science and Technology Co., Ltd. (the “Company”)

Registered Address: No. 4, Building 2, No. 198 Jinyan Road, Wuhou District, Chengdu

Legal Representative: Xiaoyun Zhang

(4) Reshuffle Technology (Shanghai) Co., Ltd. (the “WFOE”)

Registered Address: Room 22301-1007, Building 14, Pudong Software Park, No. 498 Guoshoujing Road, Zhangjiang High-tech Park, Shanghai,

Legal Representative: Wei Wang

(In this Agreement, the aforesaid parties are hereinafter referred to individually as a “Party” and collectively as the “Parties”.)

WHEREAS,

(1) The Existing Shareholders are the registered shareholders of the Company, and lawfully own all the equity interests in the Company. Their capital contributions to and shareholdings in the Company Registered Capital as of the date hereof are set forth in Annex 1 attached hereto.

(2) Subject to applicable PRC Law, the Existing Shareholders intend to transfer to the WFOE all the equity interests in the Company owned by the Existing Shareholders, and the WFOE intends to accept such transfer.

(3) In order to consummate the aforesaid equity transfer, the Existing Shareholders agree to grant exclusively the WFOE an irrevocable option for equity transfer (the “Call Option”), subject to which the Existing Shareholders shall, as required by the WFOE and subject to the PRC Law, transfer the Option Equity (as defined below) to the WFOE and/or its designated entity or individual in accordance with this Agreement.

(4) The Company agrees that the Existing Shareholders grant the WFOE the Call Option in accordance with this Agreement.

NOW, THEREFORE, the Parties, after friendly negotiations, hereby agree below:

Article 1 Definitions

1.1 Unless otherwise required in the context, the following terms in this Agreement shall have the following meanings:

“PRC Law” means the then effective laws, administrative regulations, administrative rules, local regulations, judicial interpretations and other binding regulatory documents of the People’s Republic of China.

“Option Equity” means (with respect to each Existing Shareholder) all the equity interest owned by it in the Company Registered Capital (as defined below); (with respect to the Existing Shareholders) the 100% equity interest owned by them in the Company Registered Capital.

“Company Registered Capital” means the registered capital of ten million Renminbi as of the date hereof, i.e., RMB1,000,000, and includes any increased registered capital within the term of this Agreement.

“Transferred Equity” means the equity to which the WFOE or its designated entity or individual is entitled to acquire from any of the Existing Shareholders when exercising its Call Option (the “Exercise”) in accordance with Article 3.2 hereof, the amount of which may be all or part of the Option Equity and shall be determined by the WFOE at its own discretion in accordance with the then effective PRC Law and its commercial needs.

“Transfer Price” means all the considerations which the WFOE or its designated entity or individual is obliged to pay to the Existing Shareholders for the Transferred Equity in each Exercise.

“Business Permits” means any approvals, permits, filings, registrations, etc. which are necessary for the lawful and effective operation by the Company of its existing businesses, including, without limitation, the Business License of the Enterprise Legal Person, the Tax Registration Certificate, the Business Permit of Value-added Telecommunications Service and other relevant licenses and permits as then required by the PRC Law.

“Company Assets” means all tangible and intangible assets which the Company owns or is entitled to use within the term of this Agreement, including but not limited to any immovable and movable properties, and intellectual property rights such as trademarks, copyrights, patents, know-how, domain names and software use rights.

“Material Agreement” means any agreement to which the Company is a party and which has a material impact on the business or the assets of the Company, including without limitation to the Exclusive Consultancy and Service Agreement entered into by and between the Company and the WFOE and other agreements related to the business of the Company.

“Shareholding Limit” has the meaning as provided in Article 3.2.

“Exercise Notice” has the meaning as provided in Article 3.5.

“Power of Attorney” has the meaning as provided in Article 3.7.

“Confidential Information” has the meaning as provided in Article 8.1.

“Defaulting Party” has the meaning as provided in Article 11.1.

“Default” has the meaning as provided in Article 11.1.

“Rights” has the meaning as provided in Article 12.5.

1.2 The references to any PRC Law herein shall be deemed:

(1) to include the references to the amendments, changes, supplements and reenactments of such Law, irrespective of whether they take effect before or after the date of this Agreement; and

(2) to include the references to other decisions, notices or regulations enacted in accordance therewith or effective as a result thereof.

1.3 Except as otherwise stated in the context herein, all references to an article, clause, item or paragraph shall refer to the relevant part of this Agreement.

Article 2 Grant of Call Option

2.1 The Existing Shareholders hereby jointly and severally agree to grant exclusively the WFOE an irrevocable and unconditional Call Option, under which the WFOE shall, subject to the PRC Law, be entitled to require the Existing Shareholders to transfer the Option Equity to the WFOE or its designated entity or individual in such methods as set forth herein. The WFOE also agrees to accept such Call Option.

2.2 The Company hereby agrees that the Existing Shareholders grant such Call Option to the WFOE according to Article 2.1 above and other provisions hereunder.

Article 3 Method of Exercise

3.1 Subject to the PRC Law, the WFOE shall have the sole discretion in deciding the schedule, method and times of its Exercise.

3.2 Provided that the then PRC Law permits the WFOE and/or its designated entity or individual to hold the total equity of the Company, the WFOE is entitled to elect to exercise all of its Call Option in a lump sum to have the WFOE and/or other entity or individual designated by it to acquire all the Option Equity from the Existing Shareholders in a lump sum; if the then PRC Law only permits the WFOE and/or other entity or individual designated by it to hold part of the equity in the Company, the WFOE shall be entitled to decide the amount of the Transferred Equity within the upper limit of shareholding percentage stipulated by the then PRC Law (the “Shareholding Limit”), and have the WFOE and/or other entity or individual designated by it to acquire such amount of Transferred Equity from the Existing Shareholders. In the latter circumstance, the WFOE is entitled to exercise its Call Option in installments alongside the gradual deregulation on the upper Shareholding Limit under the PRC Law until its acquisition of all Option Equity.

3.3 In each Exercise, the WFOE shall have the right to decide the amount of the Transferred Equity to be transferred by the Existing Shareholders to the WFOE and/or other entity or individual designated by it in such Exercise, and the Existing Shareholders shall transfer such amount of Transferred Equity decided by the WFOE to the WFOE and/or other entity or individual designated by it. The WFOE and/or other entity or individual designated by it shall pay the Transfer Price to the Existing Shareholders for the Transferred Equity acquired in each Exercise.

3.4 In each Exercise, the WFOE may acquire the Transferred Equity by itself or designate any third party to acquire all or part of the Transferred Equity.

3.5 Upon its decision of each Exercise, the WFOE shall issue to the Existing Shareholders a notice on the exercise of the Call Option (the “Exercise Notice”, the form of which is set out as Annex 2 hereto). The Existing Shareholders shall, upon receipt of the Exercise Notice, and in accordance with the Exercise Notice, promptly transfer all the Transferred Equity in a lump sum to the WFOE and/or other entity or individual designated by the WFOE in such method as provided in Article 3.3.

3.6 The Existing Shareholders hereby severally and jointly represent and warrant that once the WFOE issues the Exercise Notice:

(1) each of them shall immediately convene a shareholders’ meeting to pass a resolution and take all other necessary actions to consent to the transfer of all Transfer Equity to the WFOE and/or its designated entity or individual at the Transfer Price; and

(2) each of them shall immediately enter into an equity transfer agreement with the WFOE and/or its designated entity or individual for transfer of all Transferred Equity to the WFOE and/or its designated entity or individual at the Transfer Price. For the purpose of this article, together with execution of this Agreement, each of Existing Shareholders is supposed to have entered into an equity transfer agreement as set out as Annex 4 hereto; and

(3) each of them shall provide the WFOE with necessary support required by the WFOE and in accordance with the laws and regulations (including providing and executing all relevant legal documents, obtaining all government approvals, carrying out registration procedures and assuming all relevant obligations), so as to ensure that the WFOE and/or its designated entity or individual acquire all Transferred Equity free and clear of any legal defect.

3.7 Together with the execution of this Agreement, each of the Existing Shareholders shall enter into a Power of Attorney (the “Power of Attorney”, the form of which is set out as Annex 3 hereto), entrusting any person designated by the WFOE to, in accordance with this Agreement, enter into on his behalf, any and all necessary legal documents so as to ensure that the WFOE and/or its designated entity or individual acquire all Transferred Equity free and clear of any legal defect. Such Power of Attorney shall be under the custody of the WFOE and the WFOE may, at any time if necessary, require the Existing Shareholders to enter into multiple copies of the Power of Attorney and submit the Power of Attorney to the relevant government authority.

Article 4 Transfer Price

Upon each Exercise by the WFOE, the Transfer Price payable by the WFOE or its designated entity or individual to the Existing Shareholders shall be the amount corresponding to the Transferred Equity transferred by the Existing Shareholders in the Company Registered Capital. If at that time there is any compulsory requirement on the Transfer Price under the PRC Law, the WFOE or its designated entity or individual shall be entitled to adopt the minimum price allowed under the PRC Law as the Transfer Price. Within ten working days after receiving the Transfer Price, the Existing Shareholders shall refund all the Transfer Price to the WFOE or its designated entity or individual in a manner that complies with the PRC Law.

Article 5 Representations and Warranties

5.1 The Existing Shareholders hereby respectively represent and warrant as follows, and such representations and warranties shall remain effective as if they are made as of the date of transfer of the Option Equity:

5.1.1 Each Existing Shareholder is a PRC citizen with full capacity, full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and may act independently as a subject of actions.

5.1.2 The Company is a limited liability company duly registered and validly existing under the RPC Law, with an independent corporate personality. The Company has full and independent legal status and legal capacity to execute, deliver and perform this Agreement and may act independently as a subject of actions.

5.1.3 Each Existing Shareholder has the full power and authority to execute and deliver this Agreement and all other documents related to the transaction contemplated herein which are to be executed by him, and has the full power and authority to complete the transaction set forth herein.

5.1.4 This Agreement has been duly and lawfully executed and delivered by each Existing Shareholder and is legally binding upon each Existing Shareholder and enforceable against him in accordance with the terms hereof.

5.1.5 Each Existing Shareholder is the registered legal owner of the Option Equity as of the date hereof, and there is no lien, pledge, claim, other encumbrances or third party rights on the Option Equity except for the rights created by this Agreement, the Equity Interest Pledge Agreement between the Existing Shareholders and the WFOE, and the Shareholder Proxy Agreement among the Existing Shareholders, the WFOE and the Company. In accordance with this Agreement, the WFOE and/or its designated entity or individual shall, upon the Exercise, obtain the good title to the Transferred Equity free and clear of any lien, pledge, claim, other encumbrances or third party rights.

5.2 The Company hereby represents and warrants as follows:

5.2.1 The Company is a limited liability company duly registered and validly existing under the RPC Law, with an independent corporate personality. The Company has full and independent legal status and legal capacity to execute, deliver and perform this Agreement and may act independently as a subject of actions.

5.2.2 The Company has full internal power and authority to execute and deliver this Agreement and all other documents relevant to the transaction set forth herein and to be executed by it, and has the full power and authority to complete the transaction contemplated herein.

5.2.3 This Agreement has been duly and lawfully executed and delivered by the Company and is legally binding upon the Company.

5.2.4 The Existing Shareholders are all the registered legal owners of the Option Equity as of the date hereof. In accordance with this Agreement, the WFOE and/or its designated entity or individual shall, upon the Exercise, obtain the good title to the Transferred Equity free and clear of any lien, pledge, claim, other encumbrances and third party rights.

5.2.5 The Company has obtained complete Business Permits necessary for its operations as of the execution of this Agreement. The Company shall be fully entitled and qualified to operate within the PRC all of its business. The Company has been engaged in lawful business since its incorporation and there is no violation or potential violation of the regulations and requirements set forth by the departments of industry and commerce, tax, quality and technology supervision, labor protection, social security and other government authorities and no dispute with respect to breach of contract.

Article 6 Undertakings of the Existing Shareholders

Each Existing Shareholder hereby undertakes as follows:

6.1 He shall take all necessary measures within the term of this Agreement to ensure that the Company is able to obtain all Business Permits necessary for its business and the validity of all such Business Permits at any time.

6.2 Within the term of this Agreement, without the prior written consent by the WFOE:

6.2.1 no Existing Shareholder may transfer or otherwise dispose of, or create any encumbrance or other third party rights on, any Option Equity;

6.2.2 he may not increase or decrease the registered capital of the Company;

6.2.3 he may not, or cause the management of the Company to, dispose of any of the Company Assets (except for those occurring in the ordinary course of business);

6.2.4 he may not, or cause the management of the Company to, terminate any Material Agreements entered into by the Company or enter into any other agreements in conflict with the existing Material Agreements;

6.2.5 he may not appoint or dismiss any director, supervisor or any other management members of the Company who should be appointed or dismissed by the Existing Shareholders;

6.2.6 he may not cause or agree the Company to declare to distribute or actually distribute any distributable profit, bonus or dividend;

6.2.7 he shall ensure the valid existence of the Company and prevent it from being terminated, liquidated or dissolved;

6.2.8 he may not cause or agree the Company to amend the Articles of Association of the Company; and

6.2.9 he shall ensure that the Company shall not lend or borrow any loan, or provide guarantee or other forms of security arrangements, or undertake any material obligations other than in the ordinary course of business.

6.3 Each Existing Shareholder shall use his best efforts within the term of this Agreement to develop the business of the Company, and ensure its operations are in compliance with laws and regulations, and he will not be engaged in any actions or omissions which may harm the Assets or the goodwill of the Company or affect the validity of its Business Permits.

Article 7 Undertakings of the Company

7.1 If the consent, permit, waiver or authorization of any third party or the approval, permit, exemption or any registration or filing (if legally required) with any government authority is necessary for the execution and performance of this Agreement and the grant of the Call Option herein, the Company will use its best efforts to assist in the fulfillment of the above conditions.

7.2 Without the prior written consent of the WFOE, the Company shall not assist or permit the Existing Shareholders to transfer, or otherwise dispose of, or create any encumbrances or third party rights on any Option Equity.

7.3 The Company shall not conduct or permit any activities or actions which may adversely affect the interest of the WFOE under this Agreement.

Article 8 Confidentiality

8.1 Whether this Agreement is terminated or not, the Existing Shareholders shall be obliged to keep confidential the following information (hereinafter collectively the “Confidential Information”):

(1) the execution, performance and the contents of this Agreement;

(2) the business secrets, proprietary information and customer information in relation to the WFOE known to or received by them in connection with the execution and performance of this Agreement; and

(3) the business secrets, proprietary information and customer information in relation to the Company known to or received by them as the shareholders of the Company.

The Existing Shareholders may use such Confidential Information only for the performance of his obligations hereunder. No Existing Shareholder may disclose the above Confidential Information to any third party without the written consent from the WFOE; otherwise it shall be liable for breach of contract and indemnify the relevant losses.

8.2 Upon termination of this Agreement, the Existing Shareholders shall, when required by the WFOE, return, destroy or otherwise dispose of all the documents, materials or software containing the Confidential Information and cease to use such Confidential Information.

8.3 Notwithstanding any other provisions herein, the validity of this Article shall survive the suspension or termination of this Agreement.

Article 9 Term of Agreement

This Agreement shall become effective as of the date of formal execution by the Parties, and shall remain valid until all the Option Equity has been legally transferred to the WFOE and/or its designated entity or individual in accordance with the provisions hereof.

Article 10 Notices

10.1 Any notice, request, demand and other correspondence required by or made in accordance with this Agreement shall be delivered to the relevant Party in writing.

10.2 The aforementioned notice or other correspondence shall be deemed to have been delivered upon delivery when it is transmitted by facsimile or telex; or upon handover to the receiver when it is delivered in person; or on the fifth (5) day after posting when it is delivered by mail.

Article 11 Defaulting Liabilities

11.1 The Parties agree and acknowledge that, if any Party (hereinafter the “Defaulting Party”) commits material breach of any provision hereof, or materially fails to perform any obligation hereunder, such breach or failure shall constitute a default under this Agreement (hereinafter a “Default”), then the non-defaulting Party (hereinafter the “Non-defaulting Party”) shall be entitled to demand the Defaulting Party to rectify such Default or take remedial measures within a reasonable period. If the Defaulting Party fails to rectify such Default or take remedial measures within such reasonable period or within fifteen (15) days following the written notice issued by the Non-defaulting Party and the rectification requirement, the Non-defaulting Party shall be entitled to decide to, at its discretion:

(1)	terminate this Agreement and demand the Defaulting Party to indemnify all the damages; or

(2)	require the performance of the obligations hereunder and demand the Defaulting Party to indemnify all the damages.

11.2 The Parties agree and confirm that in no circumstances shall the Existing Shareholders and the Company demand for termination of this Agreement with any cause, unless otherwise provided by this Agreement or otherwise stipulated by laws.

11.3 The rights and remedies set out herein shall be cumulative and not exclusive of any other right or remedy conferred by laws.

11.4 Notwithstanding any other provisions herein, the validity of this Article shall survive the suspension or termination of this Agreement.

Article 12 Miscellaneous

12.1 This Agreement is made in Chinese in four (4) counterparts with each Party retaining one copy.

12.2 The execution, effectiveness, performance, amendment, interpretation and termination of this Agreement shall be governed by the PRC Law.

12.3 Any dispute arising hereunder and in connection herewith shall be settled through consultations among the Parties, and if no agreement regarding such dispute can be reached by the Parties within thirty (30) days upon its occurrence, such dispute shall be submitted to Shanghai Sub-commission of China International Economic and Trade Arbitration Commission for arbitration in Shanghai in accordance with the arbitration rules thereof, and the arbitration award shall be final and binding on the Parties.

12.4 Any rights, powers and remedies granted to any Party by any provision herein shall not preclude any other rights, powers and remedies available to such Party in accordance with laws and other provisions under this Agreement, and the exercise of its rights, powers and remedies by a Party shall not preclude its exercise of any other rights, powers and remedies.

12.5 No failure or delay by a Party to exercise any of its rights, powers and remedies hereunder or in accordance with the laws (hereinafter the “Rights”) shall be construed as a waiver of such Rights, and the waiver of any single or partial exercise of such Rights shall not preclude its exercise of such Rights in other ways or its exercise of any other Rights.

12.6 The headings herein are for reference only, and shall not be used for or affect the interpretation of the provisions hereof.

12.7 Each provision contained herein shall be severable and independent from other provisions, and if at any time any provision or provisions herein are held invalid, illegal or unenforceable, the validity, legality or enforceability of all other provisions herein shall not be affected thereby.

12.8 This Agreement shall, upon execution, supersede any other legal documents executed by the Parties with respect to the same subject hereof. Any amendments or supplements to this Agreement shall be made in writing and shall become effective upon due execution by the Parties hereto.

12.9 Any Existing Shareholder or the Company shall not assign any of its rights and/or obligations hereunder to any third party without the prior written consent from the WFOE, and the WFOE is entitled to assign any of its rights and/or obligations hereunder to any third party designated by it upon notice to the Existing Shareholders and the Company.

12.10 This Agreement shall be binding on the legal successors of the Parties.

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(Signature page)

IN WITNESS WHEREOF, the Parties have caused this Exclusive Call Option Agreement to be executed as of the date and in the place first set forth above.

Xiaoyun Zhang

Signature: /s/ Xiaoyun Zhang

Chengzi Wu

Signature: /s/ Chengzi Wu

Chengdu Gaishi Network Science and Technology Co., Ltd.

[seal: Chengdu Gaishi Network Science and Technology Co., Ltd.]

By: /s/ Xiaoyun Zhang

Name:

Position:

Reshuffle Technology (Shanghai) Co., Ltd.

[seal: Reshuffle Technology (Shanghai) Co., Ltd.]

By: /s/ Wei Wang

Name:

Position:

Annex 1:

Basic Information of the Company

Company name: Chengdu Gaishi Network Science and Technology Co., Ltd.

Registered address:

Registered capital: RMB1 million

Legal representative: Xiaoyun Zhang

Equity structure:

Shareholder name	Contribution to registered capital	Percentage of contribution	Method of contribution
Xiaoyun Zhang	RMB0.5 million	50%	Money
Chengzi Wu	RMB0.5 million	50%	Money
Total	RMB1 million	100%	/

Annex 2:

Form of the Exercise Notice

To: [Existing Shareholder]

Reference is made to the Exclusive Call Option Agreement dated as of March 2, 2009 (hereinafter the “Option Agreement”) by and among you, Chengdu Gaishi Network Science and Technology Co., Ltd. (the “Company”) and our company, pursuant to which you shall, upon request by our company and pursuant to the PRC laws and regulations, transfer the equity interest owned by you in the Company to our company or any third party designated by our company.

Therefore, our company hereby issues this Notice to you as follows:

Our company hereby requests the exercise of the Call Option under the Option Agreement and that the equity interest you owned corresponding to         % of the equity of the Company (hereinafter the “Proposed Transferred Equity”) be transferred to our company/            [name of company/individual] designated by our company. You are required to promptly transfer all the Proposed Transferred Equity to our company/[name of designated company/individual] upon receipt of this Notice in accordance with the agreed terms in the Option Agreement.

Best regards,

Reshuffle Technology (Shanghai) Co., Ltd.
(Company Chop)
[seal: Reshuffle Technology (Shanghai) Co., Ltd.]

Authorized representative: /s/ Wei Wang
Date:

Annex 3:

Form of the Power of Attorney

I,             , hereby irrevocably entrust             [identity card number             ] to sign the legal documents in connection with the Exclusive Call Option Agreement in respect of Chengdu Gaishi Network Science and Technology Co., Ltd. among Chengdu Gaishi Network Science and Technology Co., Ltd., Reshuffle Technology (Shanghai) Co., Ltd. and myself on my behalf as my authorized agent.

Signature: /s/ Xiaoyun Zhang

Date:

Annex 3

Form of the Power of Attorney

I,             , hereby irrevocably entrust              [identity card number             ] to sign the legal documents in connection with the Exclusive Call Option Agreement in respect of Chengdu Gaishi Network Science and Technology Co., Ltd. among Chengdu Gaishi Network Science and Technology Co., Ltd., Reshuffle Technology (Shanghai) Co., Ltd. and myself on my behalf as my authorized agent.

Signature: /s/ Chengzi Wu

Date:

Annex 4 Form of Equity Transfer Agreement

Equity Transfer Agreement

This equity transfer agreement (“this Agreement”) is made and entered into by the following parties in             , the People’s Republic of China (“PRC”) as of             :

(1)             (hereinafter, the “Transferor”)

Identity card number:

(2)             (hereinafter, the “Transferee”)

Identity card number:

(In this Agreement, the Transferor and the Transferee are referred to collectively as the “Parties” and individually as “Party”.)

Preamble

WHEREAS, Chengdu Gaishi Network Science and Technology Co., Ltd. (hereinafter the “Company”) is a limited liability company duly organized and validly existing under the PRC laws;

WHEREAS, the Transferor intends to sell and transfer to the Transferee, and the Transferee intends to purchase, the             % equity owned by the Transferor in the Company along with all the rights and interests thereto (hereinafter, the “Transferred Equity”), subject to the terms hereof;

NOW, THEREFORE, both parties, after negotiations, hereby agree to be bound by the terms and conditions as set forth below in respect of the Transferred Equity:

Article 1 Sale and Purchase

1.1 Sale and Purchase of the Transferred Equity. Subject to the terms and conditions herein, the Transferor agrees to sell and transfer to the Transferee, and the Transferee agrees to purchase and acquire from the Transferor the Transferred Equity legally owned by the Transferor. The Transferred Equity includes all the rights and interests corresponding thereto.

1.2 Sale and Purchase Price. The Purchase Price payable by the Transferee to the Transferor in respect of the Transferred Equity is RMB             (hereinafter, the “Purchase Price”).

1.3 Payment of the Purchase Price. The Transferee shall pay the Purchase Price to the Transferor by the following means:             .

Article 2 Representations and Warranties of the Transferee

The Transferee hereby represents and warrants to the Transferor as follows:

2.1 Legal Status and Capacity of the Transferee. The Transferee has full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and may act independently as a subject of actions. The execution by the Transferee of this Agreement and its performance of the obligations hereunder will neither violate any relevant laws, regulations and government orders nor conflict with any contract or agreement to which the Transferee is a party or by which its assets are bound.

2.2 Authorization and Approval. The Transferee has the full power and authority to execute and deliver this Agreement and all other documents related to the transaction contemplated herein which are to be executed by it and has the full power and authority to complete the transaction set forth herein. This Agreement has been duly and lawfully executed and delivered by the Transferee. This Agreement and all other documents related to the transaction contemplated herein which are to be executed by the Transferee are legally binding upon the Transferee and enforceable against it in accordance with the terms hereof and thereof.

2.3 Legality of Payment Source of the Purchase Price. The Transferee guarantees that the source of the Purchase Price paid by it to the Transferor hereunder is lawful and it has sufficient capability to pay the Purchase Price to the Transferor pursuant to the terms and conditions hereof.

Article 3 Representations and Warranties of the Transferor

The Transferor hereby represents and warrants to the Transferee as follows:

3.1 Legal Status and Capacity of the Transferor. The Transferor has full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and may act independently as a subject of actions. The execution by the Transferor of this Agreement and its performance of the obligations hereunder will neither violate any relevant laws, regulations and government orders nor conflict with any contract or agreement to which the Transferor is a party or by which its assets are bound.

3.2 Authorization and Approval. The Transferor has the full power and authority to execute and deliver this Agreement and all other documents related to the transaction contemplated herein which are to be executed by it and has the full power and authority to complete the transaction set forth herein. This Agreement has been duly and lawfully executed and delivered by the Transferor. This Agreement and all other documents related to the transaction contemplated herein which are to be executed by the Transferor are legally binding upon the Transferor and enforceable against it in accordance with the terms hereof and thereof.

3.3 Ownership of the Transferred Equity. The Transferor is the registered actual owner of the Transferred Equity and there is no lien, pledge, claim and other encumbrances on the Transferred Equity except for those already disclosed to the Transferee.

Article 4 Registration

The Parties agree that except as otherwise waived by the Parties in writing (but subject to the extent permitted by laws), the Parties shall cause the Company to complete the change registration with the industrial and commercial administration in respect of the equity transfer hereunder within             days after the satisfaction and fulfillment of all the following conditions:

(1)	the Parties have duly executed this Agreement; and

(2)	The shareholders of the Company consent to the equity transfer hereunder by the resolution of the shareholders’ meeting or the other written means.

Article 5 Special Provisions

The Parties agree and undertake that they will promptly take all necessary actions and cooperate after the date hereof so as to ensure the effectiveness of this Agreement and the lawful and effective consummation of the transaction contemplated herein.

Article 6 Defaulting Liabilities

If a Party fails to perform its obligation hereunder or breaches any of the representations, warranties or undertakings made herein, such failure or breach shall constitute a default. The non-defaulting Party shall be entitled to give a written notice in respect of any such default, requiring the defaulting Party to remedy the same. The defaulting Party shall be liable for the losses incurred by the non-defaulting Party as a result of any default by the defaulting Party.

Article 7 Miscellaneous

7.1 Amendments and Modifications. This Agreement may be amended, modified or supplemented by a written instrument duly executed by the Parties.

7.2 Validity. The invalidity or unenforceability of any provision herein shall not affect the validity or enforceability of any other provisions herein and such other provisions shall continue in full force and effect. The Parties shall exercise their best efforts to replace such invalid or unenforceable provision with a new provision reflecting the original intent of the Parties.

7.3 Governing Law. The formation, effectiveness, performance, amendment, interpretation and termination of this Agreement shall be governed by the laws of the People’s Republic of China.

7.4 Dispute Resolution. Any dispute arising hereunder and in connection herewith shall be resolved by the following means:             .

7.6 Counterparts. This Agreement is executed in             counterparts, with each party retaining             ones, each of which shall be deemed an original and all together constitute the one and the same instrument.

7.7 Assignment. Without the prior written consent from the other Party, neither Party may assign its rights or obligations hereunder to any third party.

7.8 Effectiveness. This Agreement shall become effective and bind upon the Parties upon due execution by the Parties or their respective authorized representatives.

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(Signature page)

IN WITNESS WHEREOF, the Parties have caused this Equity Transfer Agreement to be executed as of the date first above written.

Transferor:

Signature:

Transferee:

Signature: